UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant's telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Genco Shipping & Trading Limited (the "Company"), dated November 6, 2013, reporting the Company's financial results for the third quarter ended September 30, 2013.

The information set forth under "Item 2.02 Results of Operations and Financial Condition," including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2013, the Board of Directors of the Genco Shipping & Trading Limited (the "Corporation") adopted Amended and Restated By-Laws of the Corporation (the "Amended By-Laws").  A new Article XIII was added in the Amended By-Laws, which provides that the state or federal courts located in the State of New York are the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Marshall Islands Business Corporations Act, or (iv) any action asserting a claim governed by the internal affairs doctrine, unless the Corporation consents in writing to the selection of an alternative forum.  A copy of the Amended and Restated By-Laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws, dated as of October 31, 2013.

99.1	Press Release dated November 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED
DATE: November 6, 2013

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws, dated as of October 31, 2013.

99.1	Press Release dated November 6, 2013.